As filed with the Securities and Exchange Commission on April 8, 1999
                                                Registration No. 333-_________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VALLEY NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)

         New Jersey                                       22-2477875
         ----------                                       ----------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                             -----------------------
                  (Address, including zip code of registrant's
                          principal executive offices)

                       1999 Long-Term Stock Incentive Plan
                       -----------------------------------
                            (Full title of the Plan)

                                Gerald H. Lipkin,
                             Chairman, President and
                             Chief Executive Officer
                             Valley National Bancorp
                                1455 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 305-8800
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                              Ronald H. Janis, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-8263



                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Title of securities         Amount to be          Proposed maximum       Proposed maximum           Amount of
    to be registered         registered (1)          offering price       aggregate offering      Registration fee
                                                      per share(2)             price (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, no par        2,500,000 shares           $24.96875              $62,421,875              $17,354
value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

--------------------------

(1) This Registration Statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminable number of shares of Common Stock as may become subject to the 1999 Long-Term Stock Incentive Plan as a result of the anti-dilution provisions thereof.

(2) Estimated in accordance with Rule 457(h)(1) solely for purposes of calculating the registration fee based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange on March 31, 1999 as reported in The Wall Street Journal.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information
------   ----------------

         Not filed with this Registration Statement.

ITEM 2   Registrant Information and Employee Plan
------   ----------------------------------------

         Annual Information Not filed with this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   Documents Incorporated By Reference
------   -----------------------------------

         The  following   documents  filed  by  Valley  National   Bancorp  (the
"Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

    2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

    3. The description of the Company's common stock contained in the Registration Statement on Form 8-A filed by the Company pursuant to
         Section 12(b) of the Securities Exchange Act of 1934, and all subsequent amendments and reports that are filed updating that description.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities
------   -------------------------

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel
------   --------------------------------------

         Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Pitney, Hardin, Kipp & Szuch, counsel to the Company. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own 6,878 shares of the Company's Common Stock as of March 23, 1999.

         The consolidated financial statements of the Company as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6   Indemnification of Directors and Officers
------   -----------------------------------------

         (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. Article VII of the Company's Restated Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under
         Article VI of its Restated Certificate of Incorporation, the Company must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

         (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7   Exemption from Registration Claimed
------   -----------------------------------

         Not applicable.

ITEM 8   Exhibits
------   --------

    5 Opinion Letter of Pitney, Hardin, Kipp & Szuch regarding legality of securities

    23.1 Consent of KPMG LLP

    23.2 Consent of Pitney, Hardin, Kipp & Szuch (contained in the opinion included as Exhibit 5)

    24   Power of Attorney for Directors and Executive Officers

ITEM 9   Undertakings
------   ------------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on April 7, 1999.

                             VALLEY NATIONAL BANCORP

                                  GERALD H. LIPKIN
                             By: _____________________________________
                                  Gerald H. Lipkin, Chairman, President
                                    and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                     Title                              Date

                                                Chairman, President and Chief
GERALD H. LIPKIN                                Executive Officer and Director               April 7, 1999
-------------------------------------------
Gerald H. Lipkin



PETER SOUTHWAY                                  Vice Chairman (Principal Financial           April 7, 1999
-------------------------------------------     Officer) and Director
Peter Southway



ALAN D. ESKOW                                   Corporate Secretary, Senior Vice             April 7, 1999
-------------------------------------------     President and Controller (Principal
Alan D. Eskow                                   Accounting Officer)


ANDREW B. ABRAMSON
-------------------------------------------                   Director                       April 7, 1999
Andrew B. Abramson


PAMELA BRONANDER
-------------------------------------------                   Director                       April 7, 1999
Pamela Bronander


JOSEPH COCCIA, JR.
-------------------------------------------                   Director                       April 7, 1999
Joseph Coccia, Jr.


HAROLD P. COOK, III
-------------------------------------------                   Director                       April 7, 1999
Harold P. Cook, III


AUSTIN C. DRUKKER
-------------------------------------------                   Director                       April 7, 1999
Austin C. Drukker


WILLARD L. HEDDEN
-------------------------------------------                   Director                       April 7, 1999
Willard L. Hedden


GRAHAM O. JONES
-------------------------------------------                   Director                       April 7, 1999
Graham O. Jones


WALTER H. JONES, III
-------------------------------------------                   Director                       April 7, 1999
Walter H. Jones, III


GERALD KORDE
-------------------------------------------                   Director                       April 7, 1999
Gerald Korde


JOLEEN J. MARTIN
-------------------------------------------                   Director                       April 7, 1999
Joleen J. Martin


ROBERT E. MCENTEE
-------------------------------------------                   Director                       April 7, 1999
Robert E. McEntee


SAM P. PINYUH
-------------------------------------------                   Director                       April 7, 1999
Sam P. Pinyuh


ROBERT RACHESKY
-------------------------------------------                   Director                       April 7, 1999
Robert Rachesky


BARNETT RUKIN
-------------------------------------------                   Director                       April 7, 1999
Barnett Rukin


RICHARD F. TICE
-------------------------------------------                   Director                       April 7, 1999
Richard F. Tice


LEONARD J. VORCHEIMER
--------------------------------------------                  Director                       April 7, 1999
Leonard J. Vorcheimer


JOSEPH L. VOZZA
--------------------------------------------                  Director                       April 7, 1999
Joseph L. Vozza



                                INDEX TO EXHIBITS


Exhibit 5 Opinion Letter of Pitney, Hardin, Kipp & Szuch regarding legality of securities

Exhibit  23.1     Consent of KPMG LLP

Exhibit 23.2 Consent of Pitney, Hardin, Kipp & Szuch (contained in the opinion included as Exhibit 5)

Exhibit  24       Power of Attorney for Directors and Executive Officers